Exhibit 99.1

Contacts:
FOR IMMEDIATE RELEASE —
August 1, 2011	Media:
Kathy A. Schoettlin — (812) 465-7269
Executive Vice President — Communications

Financial Community:
Lynell J. Walton — (812) 464-1366
Senior Vice President — Investor Relations
Old National’s strong 2nd quarter results reflect growth in
revenue and net income
2nd Quarter Highlights:
•	Quarterly net income increases 61.7% over 2nd quarter 2010
•	Results exceed analysts’ estimates
•	Net interest margin continues climb to 3.67%
•	Total revenues, net of securities gains, increases 11.1% over 2nd quarter 2010 and 2.3% over 1st quarter 2011
•	Credit quality remains well controlled and capital position remains strong
•	Board of Directors declares cash dividend of $.07 per common share
Evansville, Ind. (August 1, 2011) — Old National Bancorp (NYSE: ONB) continued its strong, consistent 2011 performance today when it reported 2nd quarter net income of $17.0 million, or $.18 per share. These results — which exceeded analysts’ consensus estimates for the quarter — outpaced the net income of $16.4 million, or $.17 per share, reported in 1st quarter 2011. They also represent a substantial increase of 61.7% over Old National’s 2nd quarter 2010 net income of $10.5 million, or $.12 per share.
“These strong results demonstrate Old National’s ability to grow revenue while managing risk and expenses, and they reinforce our continued strength as a secure, client-focused community bank,” said Bob Jones, Old National Bancorp President and CEO. “Not only did our net income increase nearly 62% over 2nd quarter 2010, our net interest margin continued to improve and our credit remained well controlled.
“We were also successful in controlling non-interest expenses for the quarter despite having to account for merit increases and one-time costs of $2.2 million related to the Monroe Bank acquisition we completed earlier this year,” Jones continued. “When you consider our early success with Monroe and its positive impact on our revenue and income, and then factor in our just-announced FDIC-assisted acquisition of all 52 Integra Bank branches, you can see that Old National is well-positioned for future success.” (See FDIC-Assisted Acquisition below for more details about this transaction, which was publicly announced Friday, July 29).
Old National Bancorp’s Board of Directors declared a common stock dividend of $.07 per share on the Company’s outstanding shares. This dividend is payable September 15, 2011, to shareholders of record on September 1, 2011. For purposes of broker trading, the ex-date of the cash dividend is August 30, 2011.
FDIC-Assisted Acquisition
As detailed in a news release distributed on Friday, July 29, Old National Bancorp has entered into a purchase and assumption agreement with loss share arrangements with the Federal Deposit Insurance Corporation (FDIC) to assume substantially all deposits of Integra Bank, a full service community bank headquartered in Evansville, Ind. With this acquisition, Old National now operates a total of 52 former Integra banking centers in Southern Illinois, Southern Indiana and Western Kentucky resulting in more than 220 total banking centers within its footprint. This acquisition is expected to be immediately accretive to 2011 earnings, excluding anticipated one-time charges.

Committed to our Strategic Imperatives
Old National’s strong, consistent 2011 performance can be attributed to our unwavering commitment to the following strategic imperatives:
1.	Strengthen the risk profile.

2.	Enhance management discipline.

3.	Achieve consistent quality earnings.
1. Strengthen the Risk Profile
Provision expense for the 2nd quarter — at $3.2 million — was slightly lower than the $3.3 million recorded in 1st quarter 2011 and significantly lower than the $8.0 million recorded in 2nd quarter 2010. Old National’s net charge-offs for the quarter were $5.8 million, an increase of $2.9 million from the $2.9 million reported in 1st quarter 2011 and a $2.4 million decrease from the $8.2 million in net charge-offs reported in 2nd quarter 2010.
Old National’s allowance for loan losses at June 30, 2011, was $70.2 million, or 1.70% of total loans, compared to an allowance of $72.7 million, or 1.74% of total loans at March 31, 2011, and $71.9 million, or 1.93% of total loans, at June 30, 2010. The coverage of allowance to non-performing loans remained relatively stable at 59% at June 30, 2011, compared to 60% at March 31, 2011.
“Our 2nd quarter 2011 results continued to reflect the impact of loans acquired as part of our Monroe Bank partnership, which was completed in the 1st quarter of 2011,” said Chief Credit Officer Daryl Moore. “The Monroe Bancorp loan portfolio, in accordance with accounting for business combinations, was recorded at fair value with no allowance brought forward on these acquired loans. This was an expected result of our Monroe acquisition, and I’m pleased to say that our overall credit quality remains well-controlled.”

($ in millions)	2009	2010	3Q10	4Q10	1Q11	1Q11*	2Q11	2Q11*
Non-Performing Loans(NPLs)	$67.0	$70.9	$69.8	$70.9	$121.4	$82.4	$118.4	$79.7
Problem Loans (Including NPLs)	$157.1	$174.3	$170.9	$174.3	$223.4	$165.3	$229.3	$178.3
Special Mention Loans	$103.5	$84.0	$75.0	$84.0	$115.8	$94.6	$105.6	$85.8
Net Charge-Off Ratio	1.40%	.75%	.66%	.74%	.27%	.30%	.56%	.53%
Provision for Loan Losses	$63.3	$30.8	$6.4	$7.1	$3.3	$3.3	$3.2	$-0-

*	Excludes the effect of the Monroe acquisition
2. Enhance Management Discipline
Expense Management
For the 2nd quarter, Old National reported total noninterest expenses of $79.8 million, which were comparable to 1st quarter 2011 noninterest expenses of $79.9 million. Noninterest expenses for 2nd quarter 2011 included $7.0 million of Monroe-related expenses — of which $2.2 million were integration and conversion charges. Noninterest expenses for 1st quarter 2011 included $7.9 million of Monroe-related expenses — of which $3.6 million were integration and conversion charges.
“Expense management continues to be an important part of our strategy in the current economic environment,” said President and CEO Bob Jones. “I’m extremely pleased that reported noninterest expenses were flat despite the fact that 2nd quarter 2011 included approximately $.9 million in annual merit increases.”

Capital Management
Old National’s capital position remained well above industry requirements at June 30, 2011, with regulatory tier 1 and total risk-based capital ratios of 13.4% and 14.9%, respectively, compared to 12.8% and 14.3% at March 31, 2011, and 15.1% and 17.0% at June 30, 2010.
The ratio of tangible common equity to tangible assets rose to 9.52% at June 30, 2011, compared to 9.12% at March 31, 2011, and 9.03% at June 30, 2010. Refer to Table 1 for Non-GAAP reconciliations.
Chris Wolking, Chief Financial Officer, noted: “Old National continues to operate from a very strong capital and liquidity position, which not only provides comfort to our clients, shareholders and the communities we serve, but which also positions Old National to continue to actively pursue merger and acquisition opportunities.”

	Well Capitalized	ONB at June 30, 2011
Tier 1 Risk-Based Capital Ratio	> 6%	13.4%
Total Risk-Based Capital Ratio	> 10%	14.9%
Tier 1 Leverage Capital Ratio	> 5%	8.7%
3. ACHIEVE CONSISTENT QUALITY EARNINGS
Balance Sheet and Net Interest Margin
Old National continues to enjoy growth in its residential real estate portfolio, which increased to $801.5 million at June 30, 2011, compared to $782.9 million at March 31, 2011. Loan demand in all other categories remains challenging, as Old National’s total loan portfolio decreased $70.5 million to $4.123 billion at June 30, 2011, from $4.194 billion at March 31, 2011. On average, total loans were $4.157 billion for 2nd quarter 2011 compared to $4.206 billion for the 1st quarter of 2011.
Total investments, including money market accounts, totaled $2.989 billion at June 30, 2011, a slight increase of $7.3 million compared to $2.982 billion at March 31, 2011. Average total investments were $2.960 billion for the 2nd quarter compared to $2.913 billion in the 1st quarter. Securities gains for the 2nd quarter (net of $.2 million of other-than-temporary impairment) totaled $.5 million, compared to 1st quarter securities gains (net of $.3 million of other-than-temporary impairment) of $1.2 million.
Total core deposits, including demand and interest-bearing deposits, decreased by $31.7 million in the 2nd quarter to $5.954 billion at June 30, 2011, compared to $5.986 billion at March 31, 2011. While the period end balances to total core deposits declined, the mix of the deposit base improved. Noninterest-bearing demand deposits increased $83.2 million during the 2nd quarter as did savings account balances with an increase of $112.2 million. Higher priced other time deposits declined $73.4 million in the 2nd quarter.
Old National reported net interest income of $62.3 million for 2nd quarter 2011 compared to $61.4 million in 1st quarter 2011, and $55.2 million for 2nd quarter 2010. Included in 2nd quarter 2011 net interest income is $6.7 million associated with the Monroe acquisition and accretion of the purchase accounting marks. Included in 1st quarter 2011 net interest income is $3.7 million associated with the Monroe acquisition and accretion of the purchase accounting marks. Net interest income on a fully taxable equivalent basis was $65.2 million for 2nd quarter 2011 and represented a net interest margin on total average earning assets of 3.67%. This compares to net interest income on a fully taxable equivalent basis of $64.4 million and a margin of 3.62% in 1st quarter 2011 and net interest income on a fully taxable equivalent basis of $58.6 million and a margin of 3.40% for 2nd quarter 2010. Refer to Tables A and B for Non-GAAP taxable equivalent reconciliations.
Fees, Service Charges and Other Revenue
Total fees, service charges and other revenue were $42.9 million for 2nd quarter 2011 compared to $41.3 million in 1st quarter 2011 and $39.3 million in 2nd quarter 2011. The Monroe acquisition contributed an additional $2.7 million in fees, service charges and other revenue during 2nd quarter 2011 and an additional $2.3 million in 1st quarter 2011. The 1st quarter of 2011 contained $1.7 million in seasonal contingency revenue from the insurance business, compared to none in 2nd quarter 2011 and 2nd quarter 2010.

About Old National
Old National Bancorp is the largest financial services holding company headquartered in Indiana and, with $8.0 billion in assets, ranks among the top 100 banking companies in the United States. Since its founding in Evansville in 1834, Old National has focused on community banking by building long-term, highly valued partnerships with clients in its primary footprint of Indiana, Illinois and Kentucky. In addition to providing extensive services in retail and commercial banking, wealth management, investments and brokerage, Old National also owns Old National Insurance which is one of the top 100 largest agencies in the US and the 10th largest bank-owned insurance agency. For more information and financial data, please visit Investor Relations at oldnational.com.
Conference Call
Old National will hold a conference call at 10:00 a.m. Central on Monday, August 1, 2011, to discuss second-quarter 2011 financial results, the acquisition of Integra Bank, strategic developments, and the Company’s financial outlook. The live audio web cast of the call, along with the corresponding presentation slides, will be available on the Company’s Investor Relations web page at oldnational.com and will be archived there for 12 months. A replay of the call will also be available from Noon Central on August 1 through August 15. To access the replay, dial 1-800-642-1687, conference code 82000278.
Use of Non-GAAP Financial Measures
This earnings release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Old National’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this release or the Quarterly Financial Trends supplement to this earnings release, which can be found on the Investor Relations section of Old National’s website at oldnational.com.

Forward-Looking Statement
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National’s financial condition, results of operations, asset and credit quality trends, profitability and statements about the financial benefits and other effects of the acquisition of certain assets and assumption of certain liabilities of Integra Bank from the FDIC. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to; market, economic, operational, liquidity, credit and interest rate risks associated with Old National’s business, competition, government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations), ability of Old National to execute its business plan, including the integration of the acquired Integra Bank assets and liabilities, changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits, failure or circumvention of Old National’s internal controls, failure or disruption of our information systems, significant changes in accounting, tax or regulatory practices or requirements, new legal obligations or liabilities or unfavorable resolutions of litigations, other matters discussed in this press release and other factors identified in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this press release, and Old National undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.
Table 1: Non-GAAP Reconciliation-Tangible Equity to Tangible Assets

(end of period balances - $ in millions)	June 30, 2011	March 31, 2011
Total Shareholders’ Equity	$1,008.3	$984.0
Deduct: Goodwill and Intangible Assets	(270.4)	(271.0)
Tangible Shareholders’ Equity	$737.8	$713.0
Total Assets	$8,018.8	$8,085.3
Add: Trust Overdrafts	.4	.1
Deduct: Goodwill and Intangible Assets	(270.4)	(271.0)
Tangible Assets	$7,748.8	$7,814.4
Tangible Equity to Tangible Assets	9.52%	9.12%

OLD NATIONAL BANCORP
Financial Highlights (Table A)

	Three-Months Ended
($ in thousands except per-share data)	June 30,	March 31,
(FTE) Fully taxable equivalent basis.	2011	2011	Change	% Change
Income Data:
Net Interest Income	$62,319	$61,367	$952	1.6%
Taxable Equivalent Adjustment	2,908	3,020	(112)	(3.7)
Net Interest Income (FTE)	65,227	64,387	840	1.3
Fees, Service Charges and Other Revenues	42,902	41,289	1,613	3.9
Securities Gains (Losses) (a)	466	1,200	(734)	(61.2)
Derivative Gains (Losses)	221	332	(111)	(33.4)
Total Revenue (FTE)	108,816	107,208	1,608	1.5
Provision for Loan Losses	3,207	3,312	(105)	(3.2)
Noninterest Expense	79,758	79,925	(167)	(.2)
Income before Taxes	25,851	23,971	1,880	7.8
Provision for Taxes (FTE)	8,835	7,538	1,297	17.2
Net Income	17,016	16,433	583	3.5

Per Common Share Data: (Diluted) (b)
Net Income Attributable to Common Shareholders	.18	.17	.01	5.9
Average Diluted Shares Outstanding	94,701	94,670	31	-0-
Book Value	10.64	10.39	.25	2.4
Stock Price	10.80	10.72	.08	.7

Performance Ratios:
Return on Average Assets	.85%	.82%	.03%	3.7
Return on Average Common Equity (c)	6.87	6.78	.09	1.3
Net Interest Margin (FTE)	3.67	3.62	.05	1.4
Other Expense to Revenue (Efficiency Ratio)	73.30	74.55	(1.25)	(1.7)
Net Charge-offs to Average Loans (d)	.56	.27	.29	107.4
Reserve for Loan Losses to Ending Loans	1.70	1.74	(.04)	(2.3)
Non-Performing Loans to Ending Loans (d)	2.88	2.90	(.02)	(.7)

Balance Sheet:
Average Assets	$8,021,350	$8,038,362	$(17,012)	(.2)
End of Period Balances:
Assets	8,018,848	8,085,310	(66,462)	(.8)
Investments	2,793,152	2,696,689	96,463	3.6
Money Market Investments (e)	195,796	285,030	(89,234)	(31.3)
Commercial Loans and Leases	1,269,607	1,274,312	(4,705)	(.4)
Commercial Real Estate Loans	1,170,401	1,218,415	(48,014)	(3.9)
Consumer Loans	881,891	918,265	(36,374)	(4.0)
Residential Real Estate Loans	795,442	779,764	15,678	2.0
Residential Real Estate Loans Held for Sale	6,104	3,144	2,960	94.1
Earning Assets	7,112,393	7,175,619	(63,226)	(.9)
Core Deposits (Excluding Brokered CDs)	5,954,376	5,986,144	(31,768)	(.5)
Borrowed Funds (Including Brokered CDs)	806,386	887,610	(81,224)	(9.2)
Common Shareholders’ Equity	1,008,274	984,015	24,259	2.5

(a)	Includes $200 and $299, respectively, for other-than-temporary impairment in second quarter 2011 and first quarter 2011.

(b)	Assumes conversion of stock options, restricted stock and warrants.

(c)	Based on average common shareholders’ equity of $990,673 and $969,465, respectively, for June 30, 2011 and March 31, 2011.

(d)	Excludes residential loans held for sale and finance leases held for sale.

(e)	Includes money market investments and Federal Reserve interest earning accounts.

N/M = Not meaningful.

OLD NATIONAL BANCORP
Financial Highlights (Table B)

	Three-Months Ended
($ in thousands except per-share data)	June 30,	June 30,
(FTE) Fully taxable equivalent basis.	2011	2010	Change	% Change
Income Data:
Net Interest Income	$62,319	$55,154	$7,165	13.0%
Taxable Equivalent Adjustment	2,908	3,470	(562)	(16.2)
Net Interest Income (FTE)	65,227	58,624	6,603	11.3
Fees, Service Charges and Other Revenues	42,902	39,335	3,567	9.1
Securities Gains (Losses) (a)	466	3,244	(2,778)	(85.6)
Derivative Gains (Losses)	221	395	(174)	(44.1)
Total Revenue (FTE)	108,816	101,598	7,218	7.1
Provision for Loan Losses	3,207	8,000	(4,793)	(59.9)
Noninterest Expense	79,758	77,871	1,887	2.4
Income before Taxes	25,851	15,727	10,124	64.4
Provision for Taxes (FTE)	8,835	5,204	3,631	69.8
Net Income	17,016	10,523	6,493	61.7

Per Common Share Data: (Diluted) (b)
Net Income Attributable to Common Shareholders	.18	.12	.06	50.0
Average Diluted Shares Outstanding	94,701	86,911	7,790	9.0
Book Value	10.64	10.03	.61	6.1
Stock Price	10.80	10.36	.44	4.2

Performance Ratios:
Return on Average Assets	.85%	.55%	.30%	54.5
Return on Average Common Equity (c)	6.87	4.91	1.96	39.9
Net Interest Margin (FTE)	3.67	3.40	.27	7.9
Other Expense to Revenue (Efficiency Ratio)	73.30	76.65	(3.35)	(4.4)
Net Charge-offs to Average Loans (d)	.56	.90	(.34)	(37.8)
Reserve for Loan Losses to Ending Loans	1.70	1.93	(.23)	(11.9)
Non-Performing Loans to Ending Loans (d)	2.88	1.85	1.03	55.7

Balance Sheet:
Average Assets	$8,021,350	$7,671,155	$350,195	4.6
End of Period Balances:
Assets	8,018,848	7,701,064	317,784	4.1
Investments	2,793,152	2,882,625	(89,473)	(3.1)
Money Market Investments (e)	195,796	307,672	(111,876)	(36.4)
Commercial Loans and Leases	1,269,607	1,292,841	(23,234)	(1.8)
Commercial Real Estate Loans	1,170,401	1,002,463	167,938	16.8
Consumer Loans	881,891	1,007,961	(126,070)	(12.5)
Residential Real Estate Loans	795,442	427,838	367,604	85.9
Residential Real Estate Loans Held for Sale	6,104	5,836	268	4.6
Earning Assets	7,112,393	6,927,236	185,157	2.7
Core Deposits (Excluding Brokered CDs)	5,954,376	5,601,432	352,944	6.3
Borrowed Funds (Including Brokered CDs)	806,386	981,475	(175,089)	(17.8)
Common Shareholders’ Equity	1,008,274	874,733	133,541	15.3

(a)	Includes $200 and $2,764, respectively, for other-than-temporary impairment in second quarter 2011 and second quarter 2010.

(b)	Assumes conversion of stock options, restricted stock and warrants.

(c)	Based on average common shareholders’ equity of $990,673 and $857,186, respectively, for 2011 and 2010.

(d)	Excludes residential loans held for sale and finance leases held for sale.

(e)	Includes money market investments and Federal Reserve interest earning accounts.

N/M = Not meaningful.

OLD NATIONAL BANCORP
Financial Highlights

	Six-Months Ended
($ in thousands except per-share data)	June 30,	June 30,
(FTE) Fully taxable equivalent basis.	2011	2010	Change	% Change
Income Data:
Net Interest Income	$123,686	$110,271	$13,415	12.2%
Taxable Equivalent Adjustment	5,928	7,181	(1,253)	(17.4)
Net Interest Income (FTE)	129,614	117,452	12,162	10.4
Fees, Service Charges and Other Revenues	84,191	78,708	5,483	7.0
Securities Gains (Losses) (a)	1,666	6,242	(4,576)	(73.3)
Derivative Gains (Losses)	553	1,016	(463)	(45.6)
Total Revenue (FTE)	216,024	203,418	12,606	6.2
Provision for Loan Losses	6,519	17,281	(10,762)	(62.3)
Noninterest Expense	159,683	154,931	4,752	3.1
Income before Taxes	49,822	31,206	18,616	59.7
Provision for Taxes (FTE)	16,373	10,614	5,759	54.3
Net Income	33,449	20,592	12,857	62.4

Per Common Share Data: (Diluted) (b)
Net Income Attributable to Common Shareholders	.35	.24	.11	45.8
Average Diluted Shares Outstanding	94,674	86,889	7,785	9.0
Book Value	10.64	10.03	.61	6.1
Stock Price	10.80	10.36	.44	4.2

Performance Ratios:
Return on Average Assets	.83%	.53%	.30%	56.6
Return on Average Common Equity (c)	6.83	4.83	2.00	41.4
Net Interest Margin (FTE)	3.64	3.37	.27	8.0
Other Expense to Revenue (Efficiency Ratio)	73.92	76.16	(2.24)	(2.9)
Net Charge-offs to Average Loans (d)	.41	.80	(.39)	(48.8)
Reserve for Loan Losses to Ending Loans	1.70	1.93	(.23)	(11.9)
Non-Performing Loans to Ending Loans (d)	2.88	1.85	1.03	55.7

Balance Sheet:
Average Assets	$8,029,856	$7,760,552	$269,304	3.5
End of Period Balances:
Assets	8,018,848	7,701,064	317,784	4.1
Investments	2,793,152	2,882,625	(89,473)	(3.1)
Money Market Investments (e)	195,796	307,672	(111,876)	(36.4)
Commercial Loans and Leases	1,269,607	1,292,841	(23,234)	(1.8)
Commercial Real Estate Loans	1,170,401	1,002,463	167,938	16.8
Consumer Loans	881,891	1,007,961	(126,070)	(12.5)
Residential Real Estate Loans	795,442	427,838	367,604	85.9
Residential Real Estate Loans Held for Sale	6,104	5,836	268	4.6
Earning Assets	7,112,393	6,927,236	185,157	2.7
Core Deposits (Excluding Brokered CDs)	5,954,376	5,601,432	352,944	6.3
Borrowed Funds (Including Brokered CDs)	806,386	981,475	(175,089)	(17.8)
Common Shareholders’ Equity	1,008,274	874,733	133,541	15.3

(a)	Includes $499 and $3,269, respectively, for other-than-temporary impairment in 2011 and 2010.

(b)	Assumes conversion of stock options, restricted stock and warrants.

(c)	Based on average common shareholders’ equity of $980,069 and $853,063, respectively, for 2011 and 2010.

(d)	Excludes residential loans held for sale and finance leases held for sale.

(e)	Includes money market investments and Federal Reserve interest earning accounts.

N/M = Not meaningful.